Exhibit 99.1

Investor Contact:	Gregg Lampf
Ciena Corporation
+1 (410) 694-5700
ir@ciena.com

FOR IMMEDIATE RELEASE

Ciena Announces Proposed Offering of Convertible Senior Notes

HANOVER, Md. – June 8, 2026 – Ciena® Corporation (NYSE: CIEN) (the “Company”), the global leader in high-speed connectivity, today announced that it intends to offer $2.0 billion aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private offering (the “Offering”). The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by each wholly-owned domestic subsidiary of Ciena that currently or in the future guarantees its 4.00% senior notes due 2030 or any refinancing of such notes (the “guarantees”). The Company also intends to grant the initial purchasers of the Notes an option to purchase up to an additional $300.0 million aggregate principal amount of the Notes within a 13-day period beginning on, and including, the initial closing date of the Offering.

The Company intends to use a portion of the net proceeds from the Offering (i) to pay the net cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds of the Company’s entry into the warrant transactions described below) and (ii) to repurchase up to $140 million of shares of the Company’s common stock pursuant to its existing stock repurchase program concurrently with the pricing of the Offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. The Company intends to use approximately $1.14 billion of the remaining net proceeds from the Offering to repay amounts outstanding under its term loan under its existing credit facility and pay related fees and expenses. The Company intends to use the remainder of the net proceeds for general corporate purposes, including investments to enhance supply chain capacity.

Any concurrent repurchases of shares of the Company’s common stock described above may result in the Company’s common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the Notes to be offered. In addition, any repurchases of our common stock following the Offering could affect the trading price of the Notes and, if conducted during an observation period for the conversion of any Notes, could affect the number of shares and value of the consideration that is due upon such conversion. Potential hedging activity in connection with the convertible note hedge and warrant transactions described below may also affect the market price of the Company’s common stock or the Notes, holders’ ability to convert the Notes or the number of shares and value of the consideration to be received upon conversion of the Notes as described below.

The Notes will be senior unsecured obligations of the Company. The Notes will mature on September 15, 2031, unless earlier converted, redeemed or repurchased. Prior to June 15, 2031, the Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will satisfy any conversion by paying cash up to the aggregate principal amount of the Notes to be converted and by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Company may not redeem the Notes prior to September 20, 2029, except in the event of a cleanup redemption (as defined below). The Notes will be redeemable, in whole or in part, at the Company’s option on or after September 20, 2029, upon the satisfaction of certain conditions and subject to certain limitations. In addition, the Notes will be redeemable at any time if the aggregate principal amount of the Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued in the Offering and certain other conditions are satisfied (a “cleanup redemption”).

In connection with the pricing of the Notes, the Company expects to enter into convertible note hedge transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions (the “option counterparties”). These transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of the Company’s common stock that will initially underlie the Notes, and are expected generally to reduce any dilutive effect on the Company’s common stock of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. Concurrently with entry into the convertible note hedge transactions, the Company also expects to enter into warrant transactions with the option counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The warrant transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the strike price of the warrants.

If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

The Company has been advised by the option counterparties that, in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock and/or the Notes at that time. The option counterparties or their respective affiliates may also modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so in connection with any conversion of the Notes, any redemption of Notes, any repurchase of the Notes upon a fundamental change or any other repurchase of Notes if the Company elects to terminate a corresponding portion of the convertible note hedge transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock and/or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes and guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or guarantees. Any offers of the Notes and guarantees are being made only by means of a private offering memorandum. The Notes, guarantees, and any common stock issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

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About Ciena

Ciena is the global leader in high-speed connectivity. We build the world’s most advanced networks to support exponential growth in bandwidth demand. By harnessing the power of our networking systems, interconnects, automation software, and services, Ciena revolutionizes data transmission and network management. With unparalleled expertise and innovation, we empower our customers, partners, and communities to thrive in the AI era.

Note to Ciena Investors

This press release contains certain forward-looking statements that are based on our current expectations, forecasts, information and assumptions. These statements involve inherent risks and uncertainties. Actual results or outcomes may differ materially from those stated or implied, because of risks and uncertainties, including those detailed in our most recent annual and quarterly reports filed with the SEC. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

These forward-looking statements include, among others, whether Ciena will offer the Notes or consummate the Offering, the final terms of the Offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon market conditions, the anticipated use of the net proceeds from the Offering, which could change as a result of market conditions or for other reasons, whether the convertible note hedge and warrant transactions described above will become effective, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.